UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2024

CleanSpark, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-39187	87-0449945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10624 S. Eastern Ave. Suite A - 638
Henderson, Nevada		89052
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 989-7692

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLSK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 11, 2024, CleanSpark, Inc., a Nevada corporation (the "Company"), entered into a Supplemental Agreement (the "Supplemental Agreement") with Bitmain Technologies Delaware Limited ("Bitmain"), amending certain terms of the Future Sales and Purchase Agreement dated January 6, 2024 (the "Original Agreement").

The Original Agreement provided for the purchase of 60,000 units of S21 servers, with the option to purchase an additional 100,000 units of S21 servers. The Supplemental Agreement amends the Original Agreement by modifying the type of servers to be purchased under the option from the S21 model to the upgraded S21 Pro model at a total purchase price of $374,400,000 for 100,000 units. The upgraded S21 Pro servers feature a higher rated hashrate of 234 terahashes, a rated power consumption of 3,510 watts, and a joules per terahash (J/T) value of 15. The upgrade to the S21 Pro model allows for additional computational power, resulting in greater operational efficiency and potential revenue generated per unit of energy consumed.

The foregoing description of the Original Agreement and Supplemental Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of these documents. A copy of the Original Agreement was filed as an exhibit to the Company's Current Report on Form 8-K filed on January 6, 2024, and a copy of the Supplemental Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K (this "Current Report").

Item 7.01 Regulation FD Disclosure.

On April 12, 2024, the Company issued a press release announcing the completion of the Supplemental Agreement with Bitmain. A copy of this press release is attached hereto as Exhibit 99.1 and is being furnished with this Current Report.

The information set forth under Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is disclosed solely pursuant to this Item 7.01.

Item 8.01 Other Events.

Pursuant to the terms of the Supplemental Agreement, the Company has exercised its option under the Original Agreement to purchase the S21 Pro servers. The Company submitted an Option Exercise Notice to Bitmain, dated April 9, 2024, formally documenting the exercise of the call option and specifying a delivery schedule for the newly purchased servers starting in June 2024 and ending by December 31, 2024.

The foregoing description of the Option Exercise Notice does not purport to be complete and is qualified in its entirety by reference to the complete text of the document, a copy of which is attached as Exhibit 10.2 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Supplemental Agreement entered into by and between CleanSpark, Inc. and Bitmain Technologies Delaware Limited on April 11, 2024
10.2	Option Exercise Notice from CleanSpark, Inc. to Bitmain Technologies Delaware Limited on April 9, 2024
99.1	Press Release, dated April 12, 2024 (furnished herewith)
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the lnline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANSPARK, INC.

Date:	April 12, 2024	By:	/s/ Zachary Bradford
Name: Zachary Bradford Title: Chief Executive Officer